As filed with the Securities and Exchange Commission on September 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AC IMMUNE SA

(Exact Name of Registrant as specified in its charter)

Switzerland		N/A
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
EPFL Innovation Park Building B 1015 Lausanne, Switzerland
(Address including zip code of Principal Executive Offices)

AC Immune SA 2013 Equity Incentive Plan Employee Stock Option and Share Plan of AC Immune (2005 Plan) Stock Option Plan - AC Immune of December 31, 2004
(Full title of the plans)

National Corporate Research, Ltd. 10 East 40th Street, 10th Floor New York, New York 10016, USA
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Richard D. Truesdell, Jr. Derek J. Dostal Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Shares, par value CHF 0.02 each, reserved for issuance pursuant to the AC Immune SA 2013 Equity Incentive Plan	627,250	$0.15(2)	$94,087.50	$9.47
Common Shares, par value CHF 0.02 each, reserved for issuance pursuant to the Employee Stock Option and Share Plan of AC Immune (2005 Plan)	1,206,250	$0.15(2)	$180,937.50	$18.22
Common Shares, par value CHF 0.02 each, reserved for issuance pursuant to the Stock Option Plan - AC Immune of December 31, 2004	362,750	$0.15(2)	$54,381.03	$5.48
Total Common Shares	2,196,250	N/A	$329,437.50	$33.17

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares of CHF 0.02 each par value (“Common Shares”), of AC Immune SA (the “Registrant”) issuable pursuant to the plans set forth in this table (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Plans by reason of any share dividend, share split or other similar transaction.

(2)	Based on an exercise price of CHF 0.14548 which has been computed using the Dollar/Swiss Franc Federal Reserve Bank of New York Noon Buying Rate of U.S. $1.0307 per Swiss Franc 1.0 on September 23, 2016.

(3)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) Amendment No. 7 to the Registrant’s Registration Statement on Form F-1 filed with the Commission on September 22, 2016 (Registration No. 333- 211714), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) The Registrant’s prospectus filed with the Commission on September 23, 2016 pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-211714)

(c) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement Form 8-A (Registration No. 333-211714), dated September 23, 2016, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K filed during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses (except for such losses and expenses arising from willful misconduct or negligence, although legal scholars advocate that at least gross negligence be required), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Subject to Swiss law, Article 29 of the Registrant’s articles of association provides for indemnification of the existing and former members of the Registrant’s board of directors, executive management, and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits the Registrant to advance the expenses of defending any act, suit or proceeding to members of our board of directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the company.

The Registrant intends to enter into indemnification agreements with each of the members of its board of directors and executive officers in the form to be filed as an exhibit to the Registrant’s Registration Statement on Form F-1 filed with the Commission.

In the underwriting agreement that the Registrant enters into in connection with the sale of the common shares being registered on the Registrant’s Form F-1, the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, our officers and persons who control the Registrant within the meaning of the Securities Act of 1933, as amended, the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number

4.1	AC Immune SA Articles of Association dated September 25, 2016 (filed herewith)

4.2	Registration Right Agreement (incorporated by reference to the Registrant’s Registration Statement on Form F-1, filed with the SEC on May 31, 2016)

5	Opinion of Vischer AG, Swiss counsel of AC Immune SA, as to the validity of the common shares (filed herewith)

23.1	Consent of Vischer AG, counsel of AC Immune SA (included in Exhibit 5)

23.2	Consent of Ernst & Young AG, independent registered public accounting firm (filed herewith)

24	Powers of Attorney (included in the signature pages hereto)

99.1	AC Immune SA 2013 Equity Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form F-1, filed with the SEC on May 31, 2016)

99.2	Employee Stock Option and Share Plan of AC Immune (2005 Plan) (filed herewith)

99.3	Stock Option Plan - AC Immune of December 31, 2004 (filed herewith)

Item 9. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)       To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lausanne, Switzerland on this 29th day of September, 2016.

AC Immune SA

By:	/s/ Andrea Pfeifer
Name:	Andrea Pfeifer
Title:	Chief Executive Officer

By:	/s/ George Pavey
Name:	George Pavey
Title:	Chief Financial Officer

National Corporate Research, Ltd.

(Authorized Representative in the United States)

By:	/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	SVP on behalf of National Corporate Research, Ltd.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrea Pfeifer and George Pavey as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrea Pfeifer	Chief Executive Officer, Director	September 29, 2016
Andrea Pfeifer	(Principal Executive Officer)

/s/ George Pavey	Chief Financial Officer	September 29, 2016
George Pavey	(Principal Financial and Accounting Officer)

/s/ Martin Velasco	Chairman and Director	September 29, 2016
Martin Velasco

/s/ Detlev Riesner	Director	September 29, 2016
Detlev Riesner

	Director	______________, 2016
Mathias Hothum

	Director	______________, 2016
Friedrich von Bohlen und Halbach

/s/ Peter Bollmann	Director	September 29, 2016
Peter Bollmann

EXHIBIT INDEX

Exhibit Number

4.1	AC Immune SA Articles of Association dated September 25, 2016 (filed herewith)

4.2	Registration Right Agreement (incorporated by reference to the Registrant’s Registration Statement on Form F-1, filed with the SEC on May 31, 2016)

5	Opinion of Vischer AG, Swiss counsel of AC Immune SA, as to the validity of the common shares (filed herewith)

23.1	Consent of Vischer AG, counsel of AC Immune SA (included in Exhibit 5)

23.2	Consent of Ernst & Young AG, independent registered public accounting firm (filed herewith)

24	Powers of Attorney (included in the signature pages hereto)

99.1	AC Immune SA 2013 Equity Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form F-1, filed with the SEC on May 31, 2016)

99.2	Employee Stock Option and Share Plan of AC Immune (2005 Plan) (filed herewith)

99.3	Stock Option Plan - AC Immune of December 31, 2004 (filed herewith)